Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpine Auto Brokers, Inc., (the “Company”) on Form 10-Q for the three months ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zonghan Wu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 27, 2022	By:	/s/ Zonghan Wu
Zonghan Wu Chief Financial Officer (Principal Financial Officer)